EXHIBIT 10.2

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of July 11, 2025 among Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation (the “Company”), Hyperliquid Strategies Inc., a Delaware corporation (“Pubco”), and the person or entity identified on the signature page hereto under the heading “Purchaser” (the “Purchaser”).

RECITALS

WHEREAS, the Company is, substantially concurrently with the execution of this Agreement, entering into that certain Business Combination Agreement (as may be amended, modified, restated or superseded from time to time the “Business Combination Agreement”) by and among the Company, Pubco, Rorschach I LLC, a Delaware limited liability company (“Rorschach”), TBS Merger Sub Inc., a Delaware corporation (“Company Merger Sub”), and Rorschach Merger Sub LLC, a Delaware limited liability company (“Rorschach Merger Sub”);

WHEREAS, between the date hereof and the closing of the transactions contemplated by the Business Combination Agreement (the “Transaction Closing”), Rorschach will receive contributions of cash and native tokens of the Hyperliquid Layer 1 blockchain (“HYPE Tokens”);

WHEREAS, pursuant to the terms of the Business Combination Agreement, among other things, at the Transaction Closing, (i) Company Merger Sub will merge with and into the Company, with the Company surviving such merger as a direct wholly owned subsidiary of Pubco, (ii) and Rorschach Merger Sub will merge with and into Rorschach, with Rorschach surviving such merger as a directly wholly owned subsidiary of Pubco; and

WHEREAS, on the terms and subject to the conditions contained herein, the Purchaser desires to subscribe for and purchase from the Company, and the Company desires to sell and issue to the Purchaser, immediately prior to the Transaction Closing, that number of shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), set forth on the signature page hereto for a purchase price of $1.25 per share (the “Purchase Price”), which shares will be converted into a like number of shares of the common stock, par value $0.01, of Pubco (“Pubco Common Stock”) at the Transaction Closing in accordance with the terms of, and subject to the conditions contained in, the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Subscription. Subject to the terms and conditions hereof, the Purchaser hereby subscribes for and agrees to purchase from the Company at the Subscription Closing (as defined herein), and the Company agrees to issue and sell to the Purchaser, such number of shares of Company Common Stock as is set forth on the signature page of this Agreement (the “Shares”).

2. Closing.

(a) Closing. The closing of the purchase and sale of the Shares hereunder (the “Subscription Closing”) shall occur on the date of, and immediately prior to, the Transaction Closing. Not less than ten (10) Business Days prior to the anticipated date of the Transaction Closing, Pubco shall provide written notice to the Purchaser (the “Closing Notice”) of such anticipated Transaction Closing date. The Purchaser shall deliver, at least five (5) Business Days prior to the anticipated date of the Transaction Closing (or such other date as the Company and the Purchaser may agree upon in writing), the aggregate Purchase Price to the Company, by wire transfer of immediately available funds, in accordance with instructions set forth in the Closing Notice. In the event the Transaction Closing does not occur within ten (10) Business Days after the anticipated date identified in the Closing Notice, the Company shall promptly (but not later than two (2) Business Days thereafter) return the Purchase Price to the Purchaser by wire transfer in immediately available funds to the account specified by the Purchaser. Notwithstanding such return, unless and until this Agreement has been terminated in accordance with its terms, the Purchaser shall remain obligated to redeliver the Purchase Price to the Company following Pubco’s delivery to the Purchaser of a new Closing Notice; provided that only one new Closing Notice may be issued unless otherwise agreed in writing by the Purchaser. For purposes of this Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

(b) Delivery of Shares. At the Subscription Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company will cause the Shares to be issued on the Company’s books and records to the Purchaser, and at the Transaction Closing the Shares will be converted into shares of Pubco Common Stock and delivered to the Purchaser in book entry form in accordance with the provisions of the Business Combination Agreement (the Shares, together with such shares of Pubco Common Stock, are referred to herein collectively as the “Securities”).

(c) Conditions to Closing of the Company and Pubco. The Company’s obligations to sell and issue the Shares at the Subscription Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company and Pubco, at or prior to the Subscription Closing, of each of the following conditions:

(i) The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct in all material respects at and as of the Subscription Closing with the same force and effect as if they had been made at and as of the Subscription Closing;

(ii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Subscription Closing;

(iii) All conditions precedent to the Transaction Closing set forth in the Business Combination Agreement shall have been satisfied or waived as determined by the parties to the Business Combination Agreement (other than those conditions which, by their nature, are to be satisfied by a party to the Business Combination Agreement at the Transaction Closing, but subject to satisfaction or waiver by such party of such conditions as of the Transaction Closing) and the Transaction Closing shall have been or will be scheduled to occur promptly after the Subscription Closing; and

(iv) There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the sale of the Shares pursuant hereto.

(d) Conditions to Closing of the Purchaser. The Purchaser’s obligations to purchase the Shares at the Subscription Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Purchaser, at or prior to the Subscription Closing, of each of the following conditions:

(i) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects at and as of the Subscription Closing with the same force and effect as if they had been made at and as of the Subscription Closing;

(ii) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Subscription Closing;

(iii) All conditions precedent to the Transaction Closing set forth in the Business Combination Agreement shall have been satisfied or waived as determined by the parties to the Business Combination Agreement (other than those conditions which, by their nature, are to be satisfied by a party to the Business Combination Agreement at the Transaction Closing, but subject to satisfaction or waiver by such party of such conditions as of the Transaction Closing) and the Transaction Closing shall have been or will be scheduled to occur promptly after the Subscription Closing; and

(iv) There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the sale of the Shares pursuant hereto.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and Pubco as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser and assuming the due authorization, execution and delivery of the same by the Company and Pubco, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by applicable federal or state securities laws, or (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, other than filings pursuant to Sections 13(d) or 16(a) of the Securities Exchange Act of 1934, as amended.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser that, in the case of clauses (ii) through (v) would reasonably be expected to materially impair or materially delay the Purchaser’s performance of its obligations under this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company and Pubco, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person or entity (other than the Company) to sell, transfer or grant participations to such person or entity or to any third party, with respect to any of the Securities.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s and Pubco’s respective current and planned businesses, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s and Pubco’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Shares to the Purchaser has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the SEC, or an exemption from such registration requirements is available.

(h) High Degree of Risk. The Purchaser understands that the acquisition of the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i) Accredited Investor. The Purchaser is a (i) “qualified institutional buyer” (as defined under the Securities Act) or (ii) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, in each case, satisfying the requirements set forth on Schedule A (and shall provide the requested information on Schedule A following the signature page hereto).

(j) Sanctions. Neither the Purchaser nor, to the knowledge of the Purchaser, any of its officers, directors (or managers of U.S. limited liability companies, or its equivalent thereof under foreign laws), managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Russia, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. The Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the Purchase Price was legally derived. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law.

(k) DPA. To the knowledge of the Purchaser, no foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in the Company or Pubco solely as a result of the purchase of Securities by the Purchaser hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over the Company or Pubco from and after the Subscription Closing solely as a result of the purchase of Securities by the Purchaser hereunder.

(l) Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(m) No General Solicitation. The Purchaser has not entered into this Agreement as a result of any general solicitation.

(n) Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(o) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company and Pubco. The foregoing shall not be deemed an admission or determination by any party that any of the information provided to Purchaser relating to the Company or Pubco is non-public information.

(p) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, Pubco, any person on behalf of the Company or Pubco or any of the Company’s or Pubco’s respective affiliates (collectively, the “Company Parties”).

4. Representations and Warranties of the Company and Pubco. Each of the Company and Pubco, solely with respect to itself, represents and warrants to the Purchaser as follows:

(a) Organization and Corporate Power. The Company or Pubco, as applicable, is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. All corporate action required to be taken by the Company or Pubco, as applicable, to authorize it to enter into this Agreement, and in the case of the Company, to issue the Shares, has been taken on or prior to the date hereof. All corporate action on the part of the Company or Pubco, as applicable, necessary for the execution and delivery of this Agreement, the performance of all of its obligations under this Agreement, and (in the case of the Company) the issuance and delivery of the Shares has been taken on or prior to the date hereof. This Agreement, when executed and delivered by the Company or Pubco, as applicable, and assuming the due authorization, execution and delivery of the same by the Purchaser, shall constitute the valid and legally binding obligation of the Company or Pubco, as applicable, enforceable against the Company or Pubco, as applicable, in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Valid Issuance of Securities. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(d) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Pubco Common Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in the Business Combination Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. The Pubco Common Stock will be issued in compliance with all applicable federal and state securities laws.

(d) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or Pubco, as applicable, in connection with the offer and sale of the Shares, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(e) Compliance with Other Instruments; Pending Actions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s or Pubco’s (as applicable) certificate of incorporation, bylaws or other governing documents, as any of the same may be amended from time to time, of the Company or Pubco, as applicable, (ii) of any instrument, judgment, order, writ or decree to which the Company or Pubco, as applicable, is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company or Pubco, as applicable, is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company or Pubco, as applicable, is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company or Pubco, as applicable, in each case (other than clause (i)) which would have a material adverse effect on the Company or Pubco (as applicable) or its ability to consummate the transactions contemplated by this Agreement. There is no action, investigation or proceeding pending, or, to the Company’s or Pubco’s knowledge, as applicable, threatened against the Company or Pubco, as applicable, which, if adversely determined, would have a material adverse effect on such party or its ability to consummate the transactions contemplated by this Agreement.

(f) No General Solicitation. Neither the Company nor Pubco, as applicable,, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

(g) No Litigation. Neither the Company nor Pubco, as applicable, nor any subsidiary of such party is a claimant or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings (including any proceedings before any tribunal or in relation to publicly awarded contracts), which are in progress, threatened or pending by or against or concerning it or any of its assets, and to the Company’s or Pubco’s knowledge, as applicable, there are no circumstances likely to lead to any such arbitration, litigation or proceedings.

(h) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other than Chardan Capital Markets, LLC (the “Placement Agent”), the Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(i) No Integrated Offering. None of the Company, its subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Company for purposes of the Securities Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its subsidiaries, their affiliates nor any Person acting on their behalf have taken any action or steps that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings of securities of the Company.

(j) Issuer Status; Registration Rights. Neither the Company nor Pubco is an issuer described in paragraph (i)(1) of Rule 144 under the Securities Act or a company referred to in paragraph (c) of Rule 145 under the Securities Act and the shares of Pubco Common Stock received in connection with the Transaction Closing will not be subject to paragraph (d) of Rule 145 under the Securities Act. The Company and Pubco agree that in the event that the Pubco Shares received in connection with the Transaction Closing are “restricted securities” pursuant to Rule 144(a)(3) under the Securities Act, are subject to Rule 145(d) under the Securities Act or are otherwise legended or not freely tradeable under the Securities Act immediately following the Transaction Closing, then the Purchaser shall be entitled to (i) have Pubco Common Stock become Registrable Securities as defined under the Registration Rights Agreement entered into by Pubco in connection with the Transaction Closing and (ii) become a Holder as defined under such agreement with registration rights no less favorable than any other Holder thereunder.

(k) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, Pubco this offering or the transactions contemplated by the Business Combination Agreement, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

5. Disclosure. The Company shall, no later than 9:30 a.m., New York City time, on the first (1st) Business Day immediately following the date of the Business Combination Agreement, issue, or cause to be issued, one or more press releases, or file, or cause to be filed, with the Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Agreement and the Business Combination Agreement and any other material, nonpublic information that the Company Parties have provided to the Purchaser Parties at any time prior to the issuance or filing of the Disclosure Document. From and after the issuance or filing of the Disclosure Document, the Purchaser Parties shall not be in possession of any material, non-public information relating to the Company Parties delivered to the Purchaser by or on behalf of the Company Parties, and the Purchaser Parties shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company Parties. Except as may be required by Applicable Law, the Company shall not (and shall cause the Company Parties and their officers, directors, employees or agents not to) publicly disclose the name of any Purchaser Parties or their advisers or include the name of any Purchaser Parties or their advisers in any press release, without the prior written consent of the Purchaser. The Purchaser hereby consents to the use and disclosure of its name in any filings with the Securities and Exchange Commission made by the Company, Pubco or any other Person, if and to the extent required by applicable law, regulation or stock exchange rule.

6. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, (iii) written notice by either party to the other party to terminate this Agreement if the transactions contemplated by this Agreement are not consummated on or prior to the Outside Date, as set forth in the Business Combination Agreement as in effect on the date hereof (including any extension of the Outside Date expressly provided for pursuant to the provisions of the Business Combination Agreement, but without giving effect to any extension that may otherwise be agreed upon by the parties to the Business Combination Agreement), or such later date as may be approved in writing by the Purchaser, or (iv) any amendment to, or waiver of, the terms of, the Business Combination Agreement as in effect on the date hereof or the other transaction documents entered into in connection therewith, without the Purchaser’s prior written consent, that would reasonably be expected to materially and adversely affect the economic benefits that the Purchaser would reasonably expect to receive under this Agreement (including, without limitation, the anticipated economic benefits of being an investor in the Company and Pubco), other than as a result of a material breach of this Agreement by the terminating party (the termination events described in clauses (i) through (iv), each a “Termination Event”); provided that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt any party’s willful breach of its representations and warranties hereunder) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify the Purchaser of the termination or amendment of the Business Combination Agreement promptly after such termination or amendment, as applicable, and in the case of any proposed amendment to the Business Combination Agreement during the period between the delivery of a Closing Notice and a corresponding Transaction Closing, shall notify the Purchaser of such proposed amendment at least 24 hours’ prior to such amendment. Upon the occurrence of any Termination Event, (a) any portion of the Purchase Price previously delivered by the Purchaser to the Company in connection herewith shall promptly (and in any event within two (2) Business Days) following the Termination Event be returned to the Purchaser.

7. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company or Pubco shall be sent to the Company or Pubco at the respective address set forth in the Business Combination Agreement.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts (including by electronic mail, in .pdf or other electronic submission), each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of the State and County of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of the State and County of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that the Placement Agent, in its capacity as placement agent, is an intended third-party beneficiary of the representations and warranties of the Company and of each Purchaser set forth in Section 3 and Section 4, respectively, of the Agreement.

(s) Most Favored Nation. Prior to the Transaction Closing, neither the Company nor Pubco shall enter into any agreement for the investment or contribution of cash by any additional investors or contributors on terms more favorable to such persons than the terms set forth herein or the Business Combination Agreement as in effect on the date hereof, unless, in any such case, the Purchaser has also been provided the opportunity to amend the terms of this Agreement to reflect such other terms.

(t) Publicity. None of the Company, Pubco, their respective subsidiaries or any of their respective representatives shall (a) use the name of the Purchaser or any other name or brand used by the Purchaser in any public manner or format (including reference on or links to websites, press releases, etc.) without the prior approval of the Purchaser or (b) issue any public statement or communication regarding the Purchaser’s investment in the Company without the consent of the Purchaser. Notwithstanding the foregoing, the Company or Pubco may, (i) if the Purchaser’s investment in the Company has been publicly disclosed by the Purchaser or with the Purchaser’s prior consent, from then forward confirm in non-public communications that the Purchaser has invested in the Company and provide any other information that has been previously disclosed by or with the Purchaser’s prior consent, and (ii) without the prior approval of the Purchaser, disclose the terms and/or amount of the Purchaser’s investment and the Purchaser’s identity (x) to an existing stockholder, a potential investor in, a potential lender to, or a potential acquiror or a potential strategic or collaboration partner of, the Company or Pubco in connection with such potential party’s due diligence process or investment or other potential transaction with the Company or Pubco (and to the Company’s or Pubco’s and each such party’s respective legal, accounting and financial advisors) or (y) as required by law, rule, regulation or listing standard to do so; in which case the Company or Pubco, to the extent permissible under applicable law, other than in the case of filings with the Securities and Exchange Commission, stock exchange applications or filings or other routine regulatory filings, (A) shall promptly notify the Purchaser of such requirement and will cooperate with the Purchaser to the extent practicable to limit the information disclosed to only such information that the Company or Pubco in good faith determines is required by law to be disclosed; and (B) will, to the extent practicable and at the request and sole expense of the Purchaser use commercially reasonable efforts to seek to obtain a protective order over, or confidential treatment of, such information.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

[●]

By:
Name:
Title:

Address for Notices:

COMPANY:

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

PUBCO:

HYPERLIQUID STRATEGIES INC.

By:
Name:
Title:

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price:

$

Signature Page

To

Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	We are a corporation, Massachusetts or similar business trust, partnership, limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	We are an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act; or

☐	We are a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

C.	AFFILIATE STATUS

(Please check the applicable box)

THE PURCHASER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

D.	INDIVIDUAL ACCREDITED INVESTOR STATUS

(Please check the applicable box):

THE PURCHASER:

☐	is an individual “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) whose individual net worth, or joint net worth with his or her spouse, on the date hereof exceeds $1,000,000, excluding the value of his, her or their primary residence, if any; or

☐	is an individual “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and who reasonably expects an income of the same level in the current year.

This page should be completed by the Purchaser and constitutes a part of the Subscription Agreement